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                                                                    EXHIBIT 10.6

                             EXECUTIVE BONUS PLAN OF
                           MGIC INVESTMENT CORPORATION
                                 (the "Company")

The Executive Bonus Plan of the Company in effect for 2003 (which is not contained in a formal plan document), applied to certain officers of the Company, including the executive officers of the Company identified in the Form 10-K for the year ended December 31, 2003. Under the Executive Bonus Plan, bonuses were awarded based on the Company's net earnings in 2003 and the individual performance of the executive officer during the year. The maximum bonus that an executive officer could receive ranged from 120% to 200% of the officer's base salary as of the end of 2003. The officer could elect to receive up to one-third of the bonus in restricted stock of the Company that vested in one year. For each share of restricted stock so elected, the Company awarded one and one-half shares of restricted stock that vested in three years.